Exhibit 10.19

EIGHTH AMENDMENT

TO

TERMINALING SERVICES AGREEMENT – SOUTHEAST AND COLLINS/PURVIS

THIS EIGHTH AMENDMENT TO TERMINALING SERVICES AGREEMENT – SOUTHEAST AND COLLINS/PURVIS (this “Eighth Amendment”) dated as of November 4, 2014 (the “Effective Date”) is entered into by and between TransMontaigne Partners L.P. on behalf of itself and its Affiliates (“Owner”) and NGL Energy Partners LP (“Customer”), as successor in interest to Morgan Stanley Capital Group Inc., each sometimes referred to herein each as a “Party” and, collectively, as the “Parties.”

R E C I T A L S:

A.     Owner and Customer previously entered into the Terminaling Services Agreement – Southeast and Collins/Purvis, dated as of January 1, 2008, as amended by the First Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, effective January 1, 2008, the Second Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, effective June 1, 2009, the Third Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, effective December 22, 2009,  the Fourth Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, dated as of April 14, 2010, the Fifth Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, dated as of March 15, 2012,  the Sixth Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis, dated as of July 16, 2013, and the Seventh Amendment to Terminaling Services Agreement – Southeast and Collins/Purvis,  dated as of December 20, 2013 (collectively, the “Original TSA”).

B.     Owner and Customer desire to amend the Original TSA in certain respects.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1     Defined Terms.  Capitalized terms and references used but not otherwise defined in this Eighth Amendment have the respective meanings given to such terms in the Original TSA.

1.2     Headings.  All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Eighth Amendment.

1.3     References.  Each reference in the Original TSA to “this Agreement”, “herein” or words of like import referring to such Original TSA shall mean and be a reference to the Original TSA, as amended by this Eighth Amendment, and “thereunder”, “thereof” or words of like import shall mean and be a reference to the Original TSA, as amended by this Eighth Amendment.  Any notices, requests, certificates and other documents executed and delivered on or after the date hereof may refer to the Original TSA without making specific reference to this Eighth Amendment, but nevertheless all such references shall mean the Original TSA as amended by this Eighth Amendment.

ARTICLE  2

AMENDMENT TO AGREEMENT

2.1     The following language shall be inserted at the end of Section III of Attachment “A-1”:

          “Any top tier additive supplied by Owner will be charged at a rate of $.0040 per gallon.”

ARTICLE 3

MISCELLANEOUS

3.1     Effective Date.  This Eighth Amendment shall be effective as of Effective Date.

3.2     Scope of Eighth Amendment.  The Original TSA is amended only as expressly modified by this Eighth Amendment.  Except as expressly modified by this Eighth Amendment, the terms of the Original TSA remain unchanged, and the Original TSA is hereby ratified and confirmed by the Parties in all respects.  In the event of any inconsistency between the terms of the Original TSA and this Eighth Amendment, this Eighth Amendment shall prevail to the extent of such inconsistency.

3.3     Representations and Warranties.  Each Party represents and warrants that this Eighth Amendment has been duly authorized, executed and delivered by it and that each of this Eighth Amendment and the Original TSA constitutes its legal, valid, binding and enforceable obligation, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.4     No Waiver.  Except as expressly provided herein, the execution and delivery of this Eighth Amendment shall not be deemed or construed to (i) constitute an extension, modification or waiver of any term or condition of the Original TSA, (ii) give rise to any obligation on the part of any Party to extend, modify or waive any term or condition of the Original TSA, or (iii) be a waiver by any Party of any of its rights under the Original TSA, at law or in equity.

3.5     Reaffirmation.  Each Party hereby reaffirms each and every representation, warranty, covenant, condition, obligation and provision set forth in the Original TSA, as modified hereby.

3.6     Choice of Law.  This Eighth Amendment shall be subject to and governed by the laws of the State of New York, excluding any conflicts of law, rule or principle that might refer to the construction or interpretation of this Eighth Amendment to the laws of another state.

3.7     Jurisdiction.  Each Party hereby submits to the exclusive jurisdiction of any state court of Delaware located in Wilmington, Delaware (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the most recent designated address.  Each Party hereby irrevocably waives to the fullest extent permitted by applicable law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.

3.8     Waiver by Jury Trial.  Each Party further waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this Eighth Amendment.

3.9     Severability.  If any Article, Section or provision of this Eighth Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Eighth Amendment and the remaining portions of this Eighth Amendment shall remain in full force and effect.

3.10     Counterparts; Facsimile Signatures.  This Eighth Amendment may be executed by the Parties in separate counterparts and delivered by electronic or facsimile transmission or otherwise and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Eighth Amendment as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC, its general partner

By:	/s/ Don Jensen

Name:	Don Jensen

Title:	Senior Vice President

TRANSMONTAIGNE PARTNERS L.P.

By:	TransMontaigne GP L.L.C., its general partner

By:	/s/ Mark S. Huff

Name:	Mark S. Huff

Title:	Senior Vice President

Signature Page to Eighth Amendment to Southeast/Collins TSA